Exhibit 99.2

Global Power Equipment Group Names

John Matheson President and Chief Executive Officer

Appoints New CFO and New President of Deltak Specialty Boiler Division

TULSA, Oklahoma, November 21, 2006 – Global Power Equipment Group Inc. (OTC: GEGQQ.PK) (“Global Power”) today announced a number of key management changes, effective immediately, including the appointment of John Matheson as President and Chief Executive Officer. Mr. Matheson, who previously served as the company’s Executive Vice President and Chief Operating Officer, replaces Larry Edwards, who will remain as the company’s non-executive Chairman of the Board. Mr. Matheson was also named a member of the company’s Board of Directors.

Mr. Matheson has also served in several other senior roles within the company, including Senior Vice President of Global Power, Executive Vice President, Operations of the Auxiliary Power segment and as the Company’s general counsel and secretary. During these roles, Mr. Matheson was responsible for many of the Company’s key strategic initiatives, including mergers and acquisitions and the corporate operations in Asia. He led the reorganization of the Auxiliary Power segment and the acquisitions of Williams Industrial Services Group and Deltak Power Equipment (China). Prior to joining the Company, he was with The Williams Companies, an international energy and telecommunications company, where he was responsible for mergers, acquisitions and securities law matters. Formerly, he was a shareholder with the law firm of Conner & Winters, P.C., in Tulsa, Oklahoma, and was a Certified Public Accountant with Price Waterhouse. Mr. Matheson is an alumnus of Harvard Business School, Georgetown University Law Center, and the University of Oklahoma School of Business.

Commenting on John Matheson’s appointment, Larry Edwards said, “John is an exceptional executive who, during his tenure with the company, has demonstrated his ability to lead through our current challenges while continuing to focus on the daily business activities and long term vision of the company. John’s strong business sense and commitment to customer and employee satisfaction will make him a great leader for Global Power, now, and as we emerge from the restructuring process a stronger company.”

John Matheson said, “We thank Larry for his many past and ongoing contributions to the company over his last 30 years of service. Going forward, our immediate priorities will be to stabilize our businesses, see that our operations continue meeting our customers’ needs, and driving a successful conclusion to our restructuring effort. Longer-term, we remain focused on favorably positioning Global Power in our markets, which we continue to believe have strong potential.”

Global Power also announced the appointment of Michael Hanson to Chief Financial Officer, replacing Jim Wilson, who had previously announced his retirement. Mr. Hanson previously served as the Company’s Chief Accounting Officer, and prior to that, as the company’s Corporate Controller. Before joining Global Power, he was financial controller at Xeta Technologies, a provider of communications solutions and services, as well as an audit manager at Arthur Andersen LLP. A Certified Public Accountant, Mr. Hanson holds a B.S. in Accounting from the University of Tulsa.

Jeff Davis has also been named President of the Deltak Specialty Boiler Systems division of Deltak, LLC. Mr. Davis first joined Deltak in 1985, and has served in a range of positions within its engineering, sales and management teams. He holds a B.S. in Chemical Engineering from the University of Colorado.

Mr. Matheson concluded, “Global Power has significant bench strength within its management team. The promotions of Mike and Jeff bring a deep understanding of our company, our customers and the markets we serve. Our entire senior management team shares a commitment for a rapid and successful restructuring process that positions Global Power for enhanced future opportunities. And most of all, we continue to thank our customers, employees and other key stakeholders in maintaining their confidence in our company.”

About Global Power Equipment Group

Oklahoma based Global Power Equipment Group Inc. is a leading design, engineering and manufacturing firm providing a broad array of equipment and services to the global energy, power infrastructure and process industries. The Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, and has over 30 years of power generation industry experience. The Company’s equipment is installed in power plants and in industrial operations in more than 40 countries on six continents and believes, in its product lines, it has one of the largest installed bases of equipment for power generation in the world. In addition, the Company provides its customers with value-added services including engineering, retrofit, maintenance, repair and general plant services. Additional information about Global Power Equipment Group may be found at www.globalpower.com.

Statements contained in this release regarding the Company’s or management’s intentions, beliefs, expectations, or predictions for the future, including, but not limited to, those regarding anticipated operations and operating results, are forward-looking statements within the meaning of U.S. federal securities laws and are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those projected, including, but not limited to, completion of the audit of the Company’s restated financial statements and 2005 annual financial statements; completion of the Company’s 2005

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389

quarterly financial statements; the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of any debtor-in-possession financing facility; the ability of the Company to obtain and maintain normal terms with vendors, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the pending Chapter 11 cases filed by the Company and all of its U.S. subsidiaries on September 28, 2006 in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 cases”) to reorganize their financial affairs on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/ or retain key executives and managers and employees; the ability of the Company to attract and retain customers; the Company’s ability to obtain court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; and the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases. Some of the other factors that could cause actual results to differ materially from those in, or implied by, the forward looking statements, include decreased demand for new gas turbine power plants; the loss of any of the Company’s major customers; the cancellation of projects; project cost overruns, including increases in prices for energy or for materials such as steel, and unforeseen schedule delays; competition for the sale of the Company’s products or services; poor performance by the Company’s subcontractors; warranty and product liability claims; changes in the economic, social and political conditions in the countries in which the Company operates, including fluctuations in foreign currency exchange rates; and other factors set forth under “Risk Factors” in the Company’s Form 10-K for the period ended December 31, 2004, and other reports on file with the U.S. Securities and Exchange Commission. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Investors

Michael Hanson

Chief Financial Officer

Global Power Equipment Group

918-274-2357

Media

Joseph Kuo

Partner

Kekst and Company

212-521-4863

Global Power Equipment Group Inc., 6120 S. Yale, Suite 1480, Tulsa, OK 74136 U.S.A.

Phone: 1-918 488-0828 FAX: 1-918 488-8389